UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

CELLU TISSUE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

CLEARWATER PAPER CORPORATION

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cellu Tissue Acquisition Progress Update

October 29, 2010

Overview:

As you know, Clearwater Paper recently announced it agreed to acquire Cellu Tissue Holdings, Inc. We wanted to update you regarding the progress with the acquisition. The transaction is expected to close in the fourth quarter of 2010, and is subject to the customary closing conditions, including Cellu Tissue shareholder approval.

The acquisition will be a unique opportunity to establish a combined company with a national manufacturing presence as a papermaker and converter. The complementary resources of the two companies support a strategy to grow the retail converted private label business while creating diversity through the away-from-home, machine glazed, and hard roll (parent roll) segments. The bottom line is the combined company, post-closing, should improve our ability to efficiently manage our tissue business, better serve customers and meet market demands.

Key Points Post Closing:

1.	Growth: A unique opportunity to establish a national manufacturing presence as a papermaker and converter.

2.	New markets: Complementary resources to expand channel diversity (e.g. mass merchandizers, value and dollar store businesses).

3.	Efficiencies: Improve our ability to efficiently manage the tissue business, better serve customers and meet market demands.

Integration Planning strategy:

Teams from both companies have begun critical integration planning together to make sure all systems are optimized and running in the best possible fashion on the day of closing. Longer-term planning is also underway for post-closing.

Following is the integration planning strategy:

•	Our goal is to move through closing of the transaction, and post-close with no operational disruption.

•	We want to quickly integrate areas, post-closing, which are critical to operate as a combined entity (email, financials, etc.)

•	We will NOT be immediately changing brand/logos on business materials, signs and such except for sales managers’ business cards. Logo/brand changeover will be implemented throughout 2011.

•	We will initiate a full enterprise-wide integration process after closing.

•	We are taking the time to understand how both companies work in order to most effectively plan for integration.

•	We intend to be better as a combined company versus two independent businesses, by focusing on talent, expertise and assets.

•

One thing that will not change is the importance of delivering exceptional customer service and quality products. For all of us, the new opportunities for growth and success come with helping our customers excel in their business and improve their brands. The integration should not be disruptive to customers, but more supportive.

Updated FAQs:

Q:	When is the closing?

A:	The transaction is expected to close in the fourth quarter of 2010, and is subject to the customary closing conditions, including Cellu Tissue shareholder approval.

Q:	What are these lawsuits we hear about? Will it affect the closing?

A:	There have been lawsuits filed against Cellu Tissue, its directors and certain officers, and Clearwater Paper is also named. These kinds of lawsuits are commonly filed in transactions of this type. We intend to vigorously defend the lawsuit.

Forward Looking Statements Safe Harbor

This communication contains certain forward-looking statements regarding the proposed transaction between Clearwater Paper and Cellu Tissue, including but not limited to statements regarding the expected synergies resulting from the merger, the benefits of the proposed transaction to Clearwater Paper, closing of the merger transaction, capital structure, expectations regarding our integration strategy and litigation with respect to the transaction. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the benefits expected from the proposed transaction; general economic conditions in the regions and industries in which Clearwater Paper and Cellu Tissue operate; and litigation or regulatory matters involving antitrust or other matters that could affect the closing of the transaction. In addition, please refer to the documents that Clearwater Paper and Cellu Tissue file with the Securities and Exchange Commission (“SEC”) on Forms 10-K, 10-Q and 8-K. The filings by Clearwater Paper and Cellu Tissue identify and address other important factors that could cause events or results to vary from the forward-looking statements set forth in this communication. Clearwater Paper and Cellu Tissue are under no duty to update any of the forward-looking statements after the date of this communication to conform to actual results.

Additional information and where to find it

Cellu Tissue has filed with the SEC a preliminary proxy statement and intends to file with the SEC a definitive proxy statement and other relevant material in connection with the acquisition. The definitive proxy statement will be sent or given to the stockholders of Cellu Tissue. Before making any voting or investment decision with respect to the acquisition, investors and stockholders of Cellu Tissue are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about the acquisition. The proxy statement and other relevant materials (when they become available), and any other documents filed by Cellu Tissue with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, at Cellu Tissue’s Investor Relations website at cellutissue.com/investor (click “SEC filings”) or from Cellu Tissue by contacting Investor Relations by mail at 1855 Lockeway Drive, Suite 501, Alpharetta, Georgia 30004, Attention: Investor Relations, or by telephone at (678) 393-2651.

Participants in the Solicitation

Clearwater Paper and Cellu Tissue and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cellu Tissue stockholders in connection with the acquisition. Information about Clearwater Paper’s directors and executive officers is set forth in Clearwater Paper’s proxy statement on Schedule 14A filed with the SEC on March 29, 2010 and its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on February 26, 2010, respectively. Information about Cellu Tissue’s directors and executive officers is set forth in its proxy statement on Schedule 14A filed with the SEC on June 25, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the acquisition is set forth in the preliminary proxy statement that Cellu Tissue filed with the SEC and will also be included in the definitive proxy statement that Cellu Tissue intends to file with the SEC.